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[LOGO OF NETZEE]

FOR IMMEDIATE RELEASE

Investor contact:                   Media contact:

Rick Eiswirth                       Paul Golden
Netzee, Inc.                        Netzee, Inc.
Chief Financial Officer             Chief Marketing Officer
richard.eiswirth@netzee.com         paul.golden@netzee.com
770-200-3450                        770-200-3488


           NETZEE NAMES DONNY R. JACKSON AS CHIEF EXECUTIVE OFFICER
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ATLANTA (October 11, 2000)-- Netzee, Inc. (Nasdaq:NETZ), a leading provider of
Internet banking products and e-commerce solutions to the financial services industry, has named Donny R. Jackson as Chief Executive Officer, succeeding Glenn Sturm, who will remain as Netzee's Vice Chairman. Mr. Jackson has also been appointed to Netzee's Board of Directors. The appointments are effective immediately.

Mr. Jackson, 51, joins Netzee from The InterCept Group Inc. (Nasdaq:ICPT), where he was President and Chief Operating Officer. Prior to joining InterCept, Mr. Jackson was the Chief Executive Officer of Provesa, Inc. (a core bank processor) and the Chief Executive Officer of a commercial bank. The InterCept Group, a provider of fully integrated electronic products and services for community financial institutions, has a 34% ownership stake in Netzee.

"We believe that Mr. Jackson's combined operational, managerial and financial strengths will be a catalyst to achieve Netzee's goal of becoming the leading Internet banking solution provider," said Sturm. "Donny has over 24 years of experience managing and integrating financial service and technology companies. Furthermore, since InterCept went public, he has been responsible for integrating all of InterCept's acquisitions. We have wanted to continue to augment the executive management of Netzee for some time and are very pleased that Mr. Jackson has agreed to accept responsibility for the overall management of the company."

Commenting on his new position, Mr. Jackson said: "I am excited about joining Netzee. In less than two years Netzee has grown from its formation to a leading organization providing technology solutions to over 7,000 banks and developing over 700 Internet relationships. I believe that Netzee has a bright future and I will focus on working with our partners, John Harland, The InterCept Group and the bankers banks, to forge strong and lasting relationships with our bank customers."
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About Netzee

Netzee provides financial institutions with an integrated retail suite of Internet-based products and services, including full-service Internet banking, bill payment, cash management, online brokerage, Internet commerce services, online check reordering, custom Web design and hosting, implementation and marketing services. Netzee also provides financial institutions with an integrated wholesale suite of products and services, including regulatory reporting software and financial information tools. The company was founded in 1999 as a subsidiary of InterCept. Netzee became a public company in November 1999 with InterCept presently holding a 34% ownership interest. Netzee currently serves over 7,000 institutional customers with one or more of its products. On October 2, 2000, Netzee announced its agreement to acquire John H. Harland Company's Internet banking and bill payment businesses. Netzee believes that upon consummation of the acquisition, Netzee will be one of the largest Internet banking providers in the United States in terms of the number of installed financial institutions. After closing of the acquisition, Netzee will have contractual relationships with more than 800 financial institutions including more than 700 that are actually installed on one of its online banking products.

The company's stock is traded on the Nasdaq National Market under the symbol "NETZ." Netzee can be found on the Internet at www.Netzee.com.
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     This release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E the Securities Exchange Act of 1934, as amended. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Netzee and its management with respect to, among other things: (1) trends affecting our operations, financial condition and business; (2) our growth and operating strategies; (3) whether we can successfully combine the operations we have acquired and operations we may acquire, to create or continue improvements to our financial condition; (4) our ability to develop, test, sell and support new, enhanced and integrated products, services and features in a timely manner or at all; (5) our ability to achieve our sales objectives; (6) the continued and future acceptance of and demand for our products and services by our customers and their customers; and
(7) whether our current or future strategic marketing alliances will be successful in generating sales or in improving our business, results of operations or financial condition. The words "may," "will," "anticipate," "believe," "intend," "plan," "allow," "strategy" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected in the forward-looking statements as a result of risks related to the integration of acquired assets and businesses; the Company's ability to achieve, manage or maintain growth and execute its business strategy successfully; its dependence on developing, testing and implementing enhanced and new products and services; Netzee's ability to sell its products and services to financial institution customers and their customers; Netzee's ability to respond to competition; the volatility associated with Internet-related companies; and various other factors discussed in detail in Netzee's filings with the Securities and Exchange Commission, including the "Factors that May Affect Our Future Results of Operations or Financial Condition" section in Netzee's Form 10-K for the fiscal year ended December 31, 1999, as filed with the SEC on March 29, 2000, as amended on May 1, 2000, and other periodic reports filed by Netzee under the Securities Exchange Act of 1934, as amended. Netzee undertakes no obligations to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

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